UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2014

FIRST MARINER BANCORP

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-21815 (Commission File Number)	52-1834860 (IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (410) 342-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

Effective April 21, 2014, First Mariner Bancorp, a Maryland corporation (the “Company”), and First Mariner Bank, a Maryland trust company and wholly owned subsidiary of the Company (the “Bank”), on the one hand, and RKJS Bank, a newly formed Maryland corporation (the “Purchaser”), on the other hand, entered into an Amended and Restated Merger and Acquisition Agreement (the “Amended Merger Agreement”), pursuant to which the Company agreed to sell to the Purchaser all of the issued and outstanding shares of the common stock of the Bank, as well as certain other assets held in the name of the Company that are used in the business of the Bank (collectively, the “Purchased Assets”).  The Amended Merger Agreement amended and restated the Merger and Acquisition Agreement entered into by the parties on February 7, 2014 (the “Original Merger Agreement”).  A description of material terms and conditions set forth in the Original Merger Agreement are set forth in Item 1.01 of the Company’s Current Report on Form 8-K for the event on February 7, 2014 and filed with the Securities and Exchange Commission on February 12, 2014, which description is incorporated herein by reference.

Under the Amended Merger Agreement, the purchase price to be paid by the Purchaser for the Purchased Assets is $17,725,949, with a possible one-time additional increase of $1,000,000 if the Purchaser is unable to obtain by April 30, 2014 the regulatory approvals it is required to obtain to effectuate the transactions contemplated by the Amended Merger Agreement (the “Purchase Price”), which Purchase Price is not subject to any downward adjustment.  In contrast, under the Original Merger Agreement, the purchase price was $4,775,000 and was subject to a dollar-for-dollar reduction to the extent the Bank’s Tier I Capital as of the closing date, calculated as described in the Original Merger Agreement, was less than $29 million.  Further, the Purchaser agreed to provide a deposit in the amount of $3,000,000 (the “Deposit”).  The Deposit will be forfeited by the Purchaser upon termination of the Amended Merger Agreement for any reason other than termination by the Purchaser on account of (i) a breach of the Amended Merger Agreement by either the Company or the Bank or (ii) a Material Adverse Change as defined in the Amended Merger Agreement.

The foregoing summary of the Amended Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Merger Agreement attached as Exhibit 1.1, which is incorporated herein by reference.  The Amended Merger Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company or the Bank.

Item 8.01.         Other Events.

On April 21, 2014, the United States Bankruptcy Court for the District of Maryland (the “Bankruptcy Court”) entered an Order (A) Authorizing The Debtor To Transfer And Sell Certain Assets Free And Clear Of Liens, Claims, Encumbrances, And Other Interests, (B) Authorizing The Debtor To Transfer And Sell Such Assets And To Consummate Other Transactions In Accordance With That Certain Merger And Acquisition Agreement, And (C) Granting Related Relief (the “Order”) (In re First Mariner Bancorp., No. 14-11952 (DER), Dkt. No. 189 (Bankr. D. Md. Apr. 21, 2014).  Among other things, the Order approved the transactions contemplated by the Amended Merger Agreement.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Merger and Acquisition Agreement, dated as of April 15, 2014, by and among First Mariner Bancorp, First Mariner Bank and RKJS Bank

99.1

Order (A) Authorizing The Debtor To Transfer And Sell Certain Assets Free And Clear Of Liens, Claims, Encumbrances, And Other Interests, (B) Authorizing The Debtor To Transfer And Sell Such Assets And To Consummate Other Transactions In Accordance With That Certain Merger And Acquisition Agreement, And (C) Granting Related Relief

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: April 24, 2014	/s/ Paul B. Susie
Paul B. Susie
Chief Financial Officer